EXHIBIT 10.5
[Employee]

THIS DOCUMENT CONSTITUTES PART OF THE SECTION 10(a) PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
Franklin Electric Co., Inc. 2012 Stock Plan
Restricted Stock Unit Award Agreement

The employee identified below has been selected to be a Participant in the Franklin Electric Co., Inc. 2012 Stock Plan (the “Plan”), and has been granted a Restricted Stock Unit (“RSU”) Award (“Award”) as outlined below:
Participant:
Date of Award:
Number of RSUs Subject to Award:         *
End of Restriction Period:

* The number of RSUs subject to Award has been adjusted pursuant to Section 4.3 of the Plan to reflect the 2-for-1 stock dividend that was paid on March 18, 2013 to persons who held the Company's common stock as of March 4, 2013 (the record date).
________________________

This Agreement, effective as of the Date of Award set forth above, is between Franklin Electric Co., Inc., an Indiana corporation (the “Company”), and the Participant named above. The parties hereto agree as follows:
The Plan provides a complete description of the terms and conditions governing the Award. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan's terms shall govern. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. A copy of the Plan is attached hereto and the terms of the Plan are hereby incorporated by reference.

1.
Grant of RSUs. The Company hereby grants to the Participant the Award of RSUs. An RSU is the right, subject to the terms and conditions of the Plan and this Agreement, to receive a distribution of a share of Common Stock for each RSU as described in Section 7 of this Agreement.

2.
Acceptance by Participant. The receipt of the Award is conditioned upon the acceptance of this Agreement by the Participant. The Participant must accept this Award and Agreement on the EASi website (www.easiadmin.com/sys/login.aspx) within 60 days after receipt of the Award notification from EASi.

3.	RSU Account. The Company shall maintain an Account (“RSU Account”) on its books in the name of the Participant which shall reflect the number of RSUs awarded to the Participant.

4.
Dividend Equivalents. Upon the payment of any dividend on Common Stock occurring during the period preceding the earlier of the date of vesting of the Participant's Award or the date the Participant's Award is forfeited as described in Sections 5 and 6, the Company shall promptly pay to the Participant an amount in cash equal in value to the dividends that the Participant would have received had the

Participant been the actual owner of the number of shares of Common Stock represented by the RSUs in the Participant's RSU Account on that date.

5.	Vesting.

(a)
Except as described in (b) and (c) below, the Participant shall become vested in his Award on the last day of the Restriction Period set forth above if he remains in continuous employment with the Company or a subsidiary until such date.

(b)
If prior to the last day of the Restriction Period the Participant's employment with the Company and all subsidiaries terminates due to the Participant's death, disability or retirement, the Participant shall vest in a number of RSUs subject to the Award determined by multiplying the number of RSUs by a fraction, the numerator of which is the number of full months that have elapsed from the Date of Award to the termination of employment and the denominator of which is the number of full months in the Restriction Period. For this purpose, (i) “disability” has the meaning, and will be determined, as set forth in the Company's long term disability program in which the Participant participates; and (ii) “retirement” means the Participant's termination from employment with the Company and all subsidiaries without cause (as determined by the Committee in its sole discretion) when the Participant is 65 or older or 55 or older with 10 years of service with the Company and its subsidiaries.

(c)	Any RSUs that do not vest as described above upon the Participant's termination of employment shall be forfeited to the Company.

6.
Forfeiture. The Award shall be forfeited to the Company upon the Participant's termination of employment with the Company and all subsidiaries for any reason other than the Participant's death, disability or retirement (as described in Section 5 above) that occurs prior to the last day of the Restriction Period. The foregoing provisions of this Section 6 shall be subject to the provisions of any written employment, severance or similar agreement that has been or may be executed by the Participant and the Company, and the provisions in such agreement concerning the vesting of the Award shall supersede any inconsistent or contrary provision of this Section 6.

7.
Settlement of Award. If the Participant becomes vested in his Award in accordance with Section 5, the Company shall distribute to him, or his personal representative, beneficiary or estate, as applicable, a number of shares of Common Stock equal to the number of vested RSUs subject to the Award. Such shares shall be delivered within 30 days following the date of vesting.

8.
Confidentiality and Non-Compete Agreement. Notwithstanding any other provision of this Agreement, in the event the Committee determines that the Participant has breached any provision of the Confidentiality and Non-Compete Agreement in effect between the Participant and the Company, (a) to the extent not vested, the Award shall be forfeited by written notice from the Committee and (b) to the extent the Award has vested, the Participant shall, within 30 days of receipt of such written notice from the Committee, remit to the Company either (i) a number of shares of Common Stock previously received in connection with the vesting of the Award (determined prior to any withholding of any applicable taxes), or (ii) a cash payment equal to the number of such shares previously received, multiplied by the closing price of the Common Stock on the date the Award vested. The Company shall be entitled, as permitted by applicable law, to deduct the amount of such payment from any amounts the Company may owe to the Participant.

9.
Withholding Taxes. If applicable, the Participant shall pay to the Company an amount sufficient to satisfy all minimum Federal, state and local withholding tax requirements prior to the delivery of any shares of Common Stock. Payment of such taxes may be made by one or more of the following methods: (a) in cash, (b) in cash received from a broker-dealer to whom the Participant has submitted a notice and irrevocable instructions to deliver to the Company proceeds from the sale of a portion of the shares subject to the Award, (c) by delivery to the Company of other Common Stock owned by the Participant that is acceptable to the Company, valued at its then fair market value, and/or (d) by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the Award with a fair market value equal to the amount of tax to be withheld.

10.
Rights as Shareholder. The Participant shall not be entitled to any of the rights of a shareholder of the Company with respect to the Award, including the right to vote such shares and to receive dividends and any other distributions, until and to the extent the Award is settled in shares of Common Stock.

11.
Share Delivery. Delivery of any shares in connection with settlement of the Award will be by book-entry credit to an account in the Participant's name established by the Company with the Company's transfer agent, or upon written request from the Participant (or his personal representative, beneficiary or estate, as the case may be) in certificates in the name of the Participant (or his personal representative, beneficiary or estate).

12.
Award Not Transferable. The Award may not be transferred other than by will or the applicable laws of descent or distribution or pursuant to a qualified domestic relations order. The Award shall not otherwise be assigned, transferred, or pledged for any purpose whatsoever and is not subject, in whole or in part, to attachment, execution or levy of any kind. Any attempted assignment, transfer, pledge, or encumbrance of the Award, other than in accordance with its terms, shall be void and of no effect.

13.
Administration. The Award shall be administered in accordance with such administrative regulations as the Committee shall from time to time adopt. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

14.	Governing Law. This Agreement, and the Award, shall be construed, administered and governed in all respects under and by the laws of the State of Indiana.

* * *
By accepting this Agreement, the Participant agrees to be bound by the terms hereof.